FORM 10-Q

                     PART II.   OTHER INFORMATION
               AMERICAN BILTRITE INC. AND SUBSIDIARIES
                         September 28, 1996


Item 6.    Exhibits
-------------------
     (11)  STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                                Three  Months Ended     Nine Months Ended
                                      Sept. 30,            Sept. 30,
                                         1995                 1995
                                      ---------            ---------
                                 (000's omitted, except per share data)
Primary:

 Average shares outstanding               3,631                3,599
 Net effect of dilutive
  stock options-based on
  the treasury stock method
  using average market price                125                  198
                                      ---------            ---------
                        Totals            3,756                3,797
                                      =========            =========
 Net income                           $   1,552            $   5,698
                                      =========            =========
 Per share amount                     $     .41            $    1.50
                                      =========            =========
Fully diluted:

 Average shares outstanding               3,631                3,599
 Net effect of dilutive
  stock options-based on
  the treasury stock method
  using quarter-end market
  price                                     133                  201
                                      ---------            ---------
                        Totals            3,764                3,800
                                      =========            =========
  Net income                          $   1,552            $   5,698
                                      =========            =========
  Per share amount                    $     .41            $    1.50
                                      =========            =========

   Note:  There was no dilutive effect from stock options in 1996.
          Weighted average shares outstanding for the three months and nine months ended September 28, 1996 were 3,632,460 and 3,650,278, respectively.